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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form SB-2 of Integrated Business Systems and Services, Inc., of our report dated March 24, 2003 relating to the audited consolidated financial statements of Integrated Business Systems and Services, Inc., as of December 31, 2002 and 2001 and for each of the years ended December 31, 2002, 2001 and 2000. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ Scott McElveen, L.L.P.
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SCOTT MCELVEEN, L.L.P.


Columbia, South Carolina
February 5, 2004